NEWS RELEASE

Company Contact:
Barry Regenstein, President
Command Security Corporation
845-454-3703

COMMAND SECURITY CORPORATION
COMPANY NEWS

Lagrangeville, New York***October 5, 2010***Command Security Corporation (NYSE Amex: MOC) As announced by Command Security Corporation (the “Company”) on September 8, 2010, Robert S. Ellin resigned as a member of the Company's board of directors and as a member of all committees of the board on September 6, 2010.  On October 1, 2010, the Company received a letter from the Staff of The NYSE Amex LLC, which notified the Company that it is no longer in compliance with the majority board independence and audit committee composition requirements of the NYSE Amex Company Guide (the “Company Guide”), in that (1) the Company no longer has a majority of independent directors on its board (three of the Company’s six directors are independent); (2) the two classes of the board are not of approximately equal size (Class I has four members and Class II has two members); and (3) the Company only has two members on its audit committee.

The NYSE Amex Staff has stated that the Company will have until March 7, 2011 to regain compliance with the foregoing deficiencies.  In setting this deadline for compliance, the Staff has determined not to apply the follow-up procedures specified in Section 1009 of the Company Guide.  However, the letter constitutes a warning pursuant to Section 1009(a)(i) of the Company Guide and notice of failure to satisfy a continued listing standard.

Barry I. Regenstein, President and Chief Financial Officer of the Company stated: “The nominating committee of our board of directors has been actively searching for a suitable candidate to serve on our board and on the audit committee, to fill the vacancy on the board and such committee that was created by Mr. Ellin’s resignation on September 6, 2010.  The nominating committee has advised our board that it has met with a number of qualified candidates and that it expects that its search for an additional independent board member will be completed shortly.  Based on the advice of the nominating committee, we believe that we will appoint a new independent member of the board to fill the vacancies on the board and on the audit committee, well before the March 7, 2011 date specified by the NYSE Amex Staff for compliance, although no assurance can be given in this regard.”

About Command Security Corporation

Command Security Corporation provides uniformed security officers, aviation security services and support security services to commercial, financial, industrial, aviation and governmental customers throughout the United States.  We safeguard against theft, fraud, fire, intrusion, vandalism and the many other threats that our customers are facing today.  By partnering with each customer, we design programs customized to meet their specific security needs and address their particular concerns.  We bring years of expertise, including sophisticated systems for hiring, training, supervision and oversight, backed by cutting-edge technology, to every situation that our customers face involving security.  Our mission is to enable our customers to operate their businesses without disruption or loss, and to create safe environments for their employees.  For more information concerning our company, please refer to our website at www.commandsecurity.com.

Forward-Looking Statements

This announcement by Command Security Corporation (referred to herein as the “Company”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and within the meaning of the Private Securities Litigation Reform Act of 1995 about the Company that are based on management’s assumptions, expectations and projections about the Company.  Such forward-looking statements by their nature involve a degree of risk and uncertainty.  The Company cautions that actual results of the Company could differ materially from those projected in the forward-looking statements as a result of various factors, including but not limited to the factors described under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2010, filed with the Securities and Exchange Commission, and such other risks disclosed from time to time in the Company’s periodic and other reports filed with the Securities and Exchange Commission.  You should consider the areas of risk described above in connection with any forward-looking statements that may be made by the Company.  The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.  You are advised, however, to consult any additional disclosures the Company makes in proxy statements, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K filed with the Securities and Exchange Commission, which are publicly available at the Securities and Exchange Commission’s website at www.sec.gov/edgar.shtml.